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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF AAR CORP. (1)

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                                                                                                      STATE OF
                                       NAME OF CORPORATION                                          INCORPORATION
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
AAR Aircraft Group, Inc. (2).....................................................................        Oklahoma
AAR Allen Group, Inc. (3)........................................................................        Illinois
AAR Allen Services, Inc. (4).....................................................................        Illinois
AAR Engine Group, Inc. (5).......................................................................        Illinois
AAR Engine Services, Inc. (6)....................................................................        Illinois
AAR Financial Services Corp......................................................................        Illinois
AAR Hardware Corp. (7)...........................................................................        Illinois
AAR International, Inc. (8)......................................................................        Illinois
AAR Manufacturing Group, Inc. (9)................................................................        Illinois
AAR PowerBoss, Inc. (10).........................................................................        Illinois
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(1)  Subsidiaries  required  to  be  listed  pursuant  to  Regulation  S-K  Item
    601(b)(21).

(2) Also does business under the name of AAR Oklahoma.

(3) Also does business under the names AAR Allen Aircraft, AAR Expendables and AAR Defense Systems.

(4) Also does business under the names AAR Landing Gear Center, AAR Technical Service Center and Mars Aircraft Radio.

(5) Also does business under the names AAR Aircraft Turbine Center and AAR Engine Sales & Leasing.

(6) Also does business under the name AAR Engine Component Services.

(7) Also does business under the name AAR Hardware.

(8) Also does business under the names AAR Allen Group International, AAR Engine Group International, AAR Aircraft Group International and AAR Manufacturing Group International.

(9) Also does business under the names AAR Advanced Structures, AAR Cadillac Manufacturing and AAR Skydyne. AAR Manufacturing Group, Inc. was formerly known as AAR Brooks & Perkins Corp.

(10) Also does business under the name AAR PowerBoss.